UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Exchange Securities Act of 1934

Date of Report (Date of earliest event reported):
September 18, 2003

SIEBERT FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

New York	0-5703	11-1796714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
885 Third Avenue, New York, New York (Address of Principal Executive Offices)		10022 (Zip Code)

(212) 644-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events

Muriel Siebert & Co., Inc., a wholly-owned subsidiary of Siebert Financial Corp., filed a lawsuit late yesterday in New York State Supreme Court against Intuit Inc. and issued the press release filed herewith as Exhibit 99.1. The lawsuit alleges, among other things, breach of contractual obligations; breach of fiduciary duties; misrepresentation and/or fraud; and other claims relating to Quicken® Brokerage powered by Siebert, a strategic alliance between the two companies.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

99.1

Press release dated September 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBERT FINANCIAL CORP.
Date: September 19, 2003	By: /s/ Joseph Ramos Name: Joseph Ramos Title: Chief Financial Officer